EXHIBIT 21
Microsemi Corporation Subsidiaries
As of November 13, 2014

Name of Microsemi Corporation Subsidiary	Jurisdiction
IDS Acquisition Corp.	Arizona
Microsemi Corp. - Scottsdale	Arizona
Microsemi Corp. - Power Management Group	California
Microsemi Corp. - Power Management Group Holding	California
Microsemi Defense Systems, Inc.	California
Microsemi Real Estate, Inc.	California
Microsemi Semiconductor V.N. Inc.	California
Microsemi SoC Corp.	California
Microsemi Corp. - Colorado	Colorado
Arxan Defense Systems, Inc.	Delaware
Centellax, Inc.	Delaware
Electronic Designs, Inc.	Delaware
Micro Beat, Inc.	Delaware
Micro CML, Inc.	Delaware
Microsemi Corp. - Analog Mixed Signal Group	Delaware
Microsemi Corp. - Massachusetts	Delaware
Microsemi Corp. - Power Products Group	Delaware
Microsemi Corp. - RF Integrated Solutions	Delaware
Microsemi Corp. - RF Power Products	Delaware
Microsemi Corp. - Santa Ana	Delaware
Microsemi Frequency and Time Corporation	Delaware
Microsemi International, Inc.	Delaware
Microsemi Semiconductor (U.S.) Inc.	Delaware
Symmetricom Global Services, Inc.	Delaware
Symmetricom LLC	Delaware
Zulu Acquisition Co., LLC	Delaware
White Electronic Designs Corporation	Indiana
T.S.I. Microelectronics Corp.	Massachusetts
White Electronics / ALI, Inc.	Massachusetts
Microsemi Pan-Asia Corp.	Nevada
PowerDsine, Inc.	New York
Panelview, Inc.	Oregon
Microsemi BMD IP Holding Limited	Bermuda
Microsemi Ireland, Ltd.	Bermuda
Symmetricom Puerto Rico, Ltd.	Bermuda
0916753 B.C. ULC	Canada
Microsemi Corp. - Holding	Cayman Islands
Microsemi Corp. - Holding 2	Cayman Islands
Microsemi Corp. - International	Cayman Islands
Beijing Symmetricom Co., Ltd.	China
Shanghai Microsemi Semiconductor Co., Ltd.	China
Microsemi Europe SARL	France
Microsemi Power Module Products, SAS	France
Microsemi GmbH	Germany
Microsemi Semiconductor GmbH	Germany

Name of Microsemi Corporation Subsidiary	Jurisdiction
Symmetricom Europe GmbH	Germany
Microsemi (Hong Kong) Ltd.	Hong Kong
Microsemi Pan-Asia Hong Kong Ltd.	Hong Kong
Microsemi Corp. - Semiconductor India Private Ltd.	India
Symmetricom India Private Ltd.	India
Microsemi Ireland Holding Limited	Ireland
Microsemi Ireland Trading, Ltd.	Ireland
Microsemi Semiconductors Ltd.	Ireland
Mingoa Limited	Ireland
Microsemi IOM Limited	Isle of Man
Microsemi IOM Unlimited	Isle of Man
Microsemi Corp. - Analog Mixed Signal Group, Ltd.	Israel
Microsemi Israel, Ltd.	Israel
Microsemi Europe Srl.	Italy
Actel Japan K.K.	Japan
Centellax Japan, LLC	Japan
Microsemi Corp. - Japan K.K.	Japan
Microsemi Irish IP Holding (Lux) Limited	Luxembourg
Microsemi Macao Commercial Offshore Limited	Macau
Microsemi Corp. Mauritius	Mauritius
Microsemi Semiconductor XIC B.V.	Netherlands
Microsemi Semiconductors - Manila (Philippines), Inc.	Philippines
Microsemi Semiconductor (Asia) Pte. Ltd.	Singapore
Microsemi Semiconductor AB	Sweden
Microsemi Europe Ltd.	United Kingdom
Microsemi Semiconductor Holdings Ltd.	United Kingdom
Microsemi Semiconductor Limited	United Kingdom
Symmetricom Ltd.	United Kingdom